AMENDED AND RESTATED BYLAWS
                                       OF
                          THE MAJESTIC COMPANIES, LTD.
                              A NEVADA CORPORATION
(FORMERLY KNOWN AS SKYTEX INTERNATIONAL, INC., FORMERLY KNOWN AS RHODES, WOLTERS
                               & ASSOCIATES, INC.)

         THESE AMENDED AND RESTATED BYLAWS REPLACE IN THEIR ENTIRETY THE

            BYLAWS ADOPTED BY THE CORPORATION AS OF DECEMBER 9, 1992.


                                   ARTICLE I.

                                  SHAREHOLDERS

         A.       ANNUAL MEETING.

                  1. DATE. The annual meeting of the Shareholders of THE MAJESTIC COMPANIES, LTD. shall be held on a date set by the Board of Directors which date shall be within ninety (90) days of the end of the corporate fiscal year or at such other time as may be set by the Board of Directors.

                  2. ELECTION OF DIRECTORS. At the annual meeting, the Directors shall be elected and the Shareholders may consider such other business as may properly come before them at the meeting. If the election of the Directors is not held on the day designated in these Bylaws for any annual meeting of the Shareholders, or at any adjournment thereof, the President shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as is convenient.

         B.       SPECIAL MEETINGS.

                  1. MANNER CALLED. Special meetings of the Shareholders may be called by the President, the Secretary, by the Board of Directors or by one or more of the Shareholders holding not less than 50% of the issued and outstanding shares of common stock of the Corporation.

                  2. MATTERS ADDRESSED. All business lawful to be transacted by the Shareholders may be transacted at any special meeting. However, no business shall be acted upon at a special meeting except that to which reference is made in the notice calling the meeting, unless all of the outstanding common capital stock of THE MAJESTIC COMPANIES, LTD. is represented, either in person or by proxy. Where all of the capital stock is represented, any lawful business may be transacted and the meeting shall be valid for all purpose.

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         C. PLACE OF MEETINGS. Any meeting of the Shareholders shall be held at the principal office of THE MAJESTIC COMPANIES, LTD. in the State of Nevada or at such other place as the Board of Directors designate. A waiver of notice signed by all Shareholders entitled to vote may designate any place for the holding of such meeting.

         D.       NOTICE OF MEETINGS.

                  1. TIME; CONTENTS. Any person, persons or board who is entitled to call a meeting of Shareholders shall sign and deliver to all Shareholders of record a written or printed notice of any meeting at least ten
(10) days, but not more than sixty (60) days, before the date of such meeting. This notice shall state the place, date and time of the meeting and the general purpose and nature of the business to be transacted; and, in the case of any meeting at which Directors are to be elected, the names of the nominees, if any, to be presented for election.

                  2. SPECIFIC MATTERS. In the case of any meeting, any proper business may be presented for action, except the following items shall be valid only if the general nature of the proposal is stated in the notice or a written waiver of notice is signed by all Shareholders entitled to vote:

                     A. INTERESTED PARTY CONTRACTS. Action with respect to any contract or transaction between the Corporation and one or more of the Corporation's Directors or another firm, association or corporation in which one or more of the Directors has a material financial interest;

                     B. AMENDMENTS. Adoption of amendments to the Articles of Incorporation; or

                     C. MERGER. Action with respect to the merger, consolidation, reorganization, partial or complete liquidation or dissolution of the Corporation.

         E. DELIVERY. The notice shall be personally delivered or mailed by first-class mail to each Shareholder of record at the last-known address of such Shareholder, as the same appears on the corporate books; and the giving of such notice shall be deemed delivered the date the same is deposited in the United States mail, postage prepaid. If the address of any Shareholder does not appear upon the Corporation's books, it will be sufficient to address any notice to such Shareholder at the principal office of the Corporation.

         F. EVIDENCE OF NOTICE. The written certificate of the person, persons or board calling any meeting, duly sworn, setting forth the substance of the notice, the time and place the notice was mailed or personally delivered to the several Shareholders, and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

         G.       WAIVER OF NOTICE.

                  1. WRITTEN. Any Shareholder or Shareholder's duly-authorized proxy or attorney-in-fact may waive notice of a meeting by written instrument, signed by such Shareholder, proxy, or attorney-in-fact, either before or after such meeting, the same shall be deemed the equivalent of notice.

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                  2. ATTENDANCE. Attendance of a Shareholder at a meeting shall constitute a waiver of notice, unless such attendance is for the express purpose of objecting to the transaction of business conducted at such meeting because the meeting is not properly called, noticed or convened. Any objection to the transaction of business at any meeting shall be made by a Shareholder immediately upon such Shareholder's appearance at a meeting. Failure to make an immediate objection shall be deemed a waiver of notice.

                  3. CONTENTS. Neither the business to be transacted at nor the purpose of any meeting of Shareholders need be specified in any written waiver of notice, except as otherwise provided in this Article.

         H.       DETERMINATION OF SHAREHOLDERS OF RECORD.

                  1. RECORD DATE. The Board of Directors may, at any time, fix a future date as a record date for the determination of the Shareholders entitled to notice of any meeting or to vote or entitled to payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only Shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise their rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

                  2. ALTERNATE RECORD DATE. If no record date is fixed by the Board of Directors, then (1) (he record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the date on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which written consent is given; and (3) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         I.       QUORUM; ADJOURNED MEETINGS.

                  1. QUORUM. At any meeting of Shareholders, a majority of the issued and outstanding shares of THE MAJESTIC COMPANIES, LTD., represented in person or proxy, shall constitute a quorum.

                  2. ADJOURNED MEETINGS. If less than majority of the issued and outstanding shares are represented, a majority of shares so represented may adjourn from time to time at tile meeting, until holders of the amount of stock required to constitute a quorum shall be in attendance.

At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called. When a Shareholder meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. When a Shareholder meeting Is adjourned to another time

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or place, notice of such time and place need not be given to any absent
Shareholders

         J.       VOTING.

                  1. METHOD. Each Shareholder of record and such Shareholder's duly-authorized proxy or attorney-in-fact shall be entitled to one (1) vote for each share of stock standing registered in such Shareholder's name on the books of the Corporation on the record date. At all meetings of the Shareholders, the voting may be voice vote; but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the Shareholder voting and the number of shares voted by such Shareholder and, if such ballot be cast by proxy, the ballot shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

                  2. AUTHORIZED VOTERS. Except as otherwise provided in these Bylaws, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual's duly-authorized proxy or attorney-in-fact. With respect to shares held by a representative of a deceased Shareholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even through the shares do not stand in the name of the receiver provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly-appointed guardian of the estate of such minor if such guardian has provided the Corporation with written notice and proof of such appointment.

                  3. CORPORATE VOTERS. With respect to shares standing in the name of a corporation on the record date, votes may be cast by such officer or agent at the bylaws of such corporation prescribe or, in the absence of an applicable bylaw provision, by such person as may be appointed by resolution of the board of directors of such corporation. In the event no person is so appointed, such votes of such corporation may be cast by any person (including the officer taking the authorization) authorized to do so by the chairman of the board of directors, president or any vice president of such corporation.

                  4. SUBSIDIARIES. Notwithstanding anything to the contrary contained in these Bylaws, no votes may be cast by shares owned by this Corporation or its subsidiaries, if any. If shares are held by the Corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

                  5. JOINT OWNERSHIP; VOTING AGREEMENTS. With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trusts, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or rnore persons (including proxy holders) having the same fiduciary relationship respect in the same shares, votes may be cast in the following manner:

                     A ONE VOTER. If only one such person votes, the vote of such per-son binds all;

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                     B.  MULTIPLE VOTERS. If more than one person casts votes,
                         the act of the majority so voting binds all; and

                     C. SPLIT VOTE. If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

                  6. MANNER OF VOTING. Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining vote or cast the same against the proposal, except in the case of elections of Directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

                  7. MAJORITY VOTE OF QUORUM. If a quorum is present, the affirmative vote of holders of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the Shareholders7 unless a vote of greater number or voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws.

                  8. CUMULATIVE VOTING. In the election of Directors of THE MAJESTIC COMPANIES, LTD., the principle of cumulative voting shall apply. In any such election, each holder of shares entitled to vote shall have a number of votes equal to the number of shares held multiplied by the number of Directors to be elected. Such Shareholder may divide arid distribute the votes, so calculated, among any two or more candidates for the directorships to be filled or may cast all the votes for a single candidate. Any holder of shares entitled to vote may cast fewer than all the votes to which such holder is entitled at an election of Directors, but a ballot shall be invalid if the total number of votes cast by the holder are in excess of the total number of votes to which such holder is entitled. At any such election, the candidates receiving the highest number of votes, up to the number of Directors to be elected, shall stand elected; and the absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors.

                  9. VOTING LIST. At each meeting of the Shareholders, a full, true and complete list, in alphabetical order, of all the Shareholders entitled to vote, indicating the number of shares held by each shall be furnished and certified by the Secretary of the Corporation. This list shall be prepared at least three (3) days before the meeting and shall be open to the inspection of the Shareholders, or their respective agents or proxies, at the principal office of the Corporation. Proxies and powers of attorney to vote shall be filed with the Secretary of the Corporation before or at the meeting of the Shareholders to which they pertain or they cannot be used at the meeting.

                  10. INSPECTORS. In advance of any meeting of Shareholders, the Board of Directors may appoint inspectors to supervise the opening and closing of polls, issuance and receipt of proxies and ballots, qualifications of voters, the validity of proxies and the acceptance or rejection of votes at such meeting or any adjournment thereof. If inspectors are not so appointed, the presiding officer of the meeting may and, at the request of any holder of shares entitled to vote, proxy or attorney-in-fact, shall appoint inspectors. In the discretion of the presiding officer, the number of inspectors shall either be one (1) or three (3) in number. If appointed at a meeting at the request of one or more holders of shares entitled to vote, proxies or attorneys-in-fact, the affirmative vote of holders of a majority of shares entitled to vote shall determine whether (1) or three (3) inspectors are to be appointed. If any person appointed as an inspector fails to appear or fails or refuses to act as an inspector, the vacancy may be filled by

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appointment of the Board of Directors in advance of the convening of the meeting or by the presiding officer of the meeting at the meeting. If there are three
(3) inspectors, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all inspectors.

         K. PROXIES. At any meeting of Shareholders, any holder of shares entitled to vote may authorize another person or persons to vote by proxy with respect to the shares held by an instrument in writing and subscribed to by the holder of such shares entitled to vote. No proxy shall be valid after the expiration of six (6) months from the date of execution thereof, unless coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its execution. Every proxy shall continue in full force and effect until its expiration or revocation. Revocation may be effected by filing an instrument revoking the same or a duly-executed proxy bearing a later date with the Secretary of the Corporation.

         L. ORDER OF BUSINESS. At the annual Shareholder's meeting, the regular order of business shall be:

                  1. Determination of Shareholders present and existence of quorum;

                  2. Reading and approval of the minutes of the previous meeting or meetings;

                  3. Reports of the Board of Directors, the President, Secretary and Treasurer of the Corporation, in the order named;

                  4.       Reports of Committees;

                  5.       Election of Directors;

                  6.       Unfinished business;

                  7.       New business;

                  8        Adjournment.

         M. ABSENTEES' CONSENT TO MEETINGS. Transactions at any meeting of Shareholders are as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present, either in person or by proxy, and if, either before or after the meeting, all of the persons entitled to vote, not present in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called, noticed or convened, or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), sign a written waiver of notice and consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         N. ACTIONS WITHOUT MEETINGS. Any action which may be taken by the vote of the Shareholders at a meeting may be taken without a meeting if consented to by the holders of a majority of the shares entitled to vote or such greater proportion as may be required by the laws of the State of Nevada. Whenever action is taken by written consent, a meeting of Shareholders need not be called or

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noticed.


                                   ARTICLE II.

                                    DIRECTORS

         A. NUMBER, TENURE: ELECTION: QUALIFICATIONS. Except as otherwise provided in these Bylaws, the Board of Directors of THE MAJESTIC COMPANIES, LTD. shall consist of one (1) to ten (10) persons who shall be elected at the annual meeting of the Shareholders of the Corporation, and who shall hold office for one (1) year or until their successors are elected and qualify. The number of directors may be increased or decreased by a two-thirds (2/3) vote of the Shareholders. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of such Director's term of office. A Director need not be a Shareholder of the Corporation.

         B.       RESIGNATION.

                  1. NOTICE. Any Director may resign effective upon giving written notice to the chairman of the Board of Directors, the President or the Secretary of the Corporation, unless the notice specifies a later time for effectiveness of such resignation.

                  2. SUCCESSOR. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future date, the board or the Shareholders may elect a successor to take office when the resignation becomes effective.

         C.       REMOVAL.

                  1. WITH CAUSE. The Board of Directors or the Shareholders of THE MAJESTIC COMPANIES, LTD., by majority vote, may declare vacant the office of a Director who has been declared incompetent by an order of court of competent jurisdiction or convicted of a felony.

                  2. WITHOUT CAUSE. The entire Board of Directors or any individual Director may be removed from office without cause by a vote of holders of at least two-thirds (2/3) of the outstanding shares entitled to vote at an election of Directors.

         D.       VACANCIES.

                  1. MANNER FILLED. A vacancy in the Board of Directors because of death, resignation, removal1 change in number of Directors or otherwise, may be filled by the Shareholders, at any regular or special meeting, or any adjourned meeting thereof by the affirmative vote of a majority thereof, although they may be less than a quorum. Each successor so elected shall hold office until the next annual meeting of Shareholders or until a successor shall have been duly elected and qualified.

                  2. MULTIPLE VACANCIES. If, after the filling of any vacancy by the Directors, the Directors then in office who have been elected by the Shareholders shall constitute less than a majority of the Directors then in office, any holder or holders of an aggregate of twenty-five percent (25%) or more of the total number of shares entitled to vote may call a special meeting of Shareholders to be held to elect

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the entire Board of Directors. The term of office of any Director shall terminate upon such election of a success9r.

         E. REGULAR MEETINGS. Immediately following or following the adjournment of, and at the same place as, the annual meeting of the Shareholders, the Board of Directors, including Directors newly elected, shall hold its annual meeting without notice other than this provision, to elect officers of the Corporation and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date and hour for holding additional regular meetings.

         F. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman and shall be called by the chairman upon the request of any two (2) Directors or the President of the Corporation.

         G. PLACE OF MEETINGS. Any meeting of the Board of Directors of THE MAJESTIC COMPANIES, LTD., may be held at its principal office in the State of Nevada or at such other place as the Board of Directors may designate. A waiver of notice signed by Directors may designate any place for the holding of such meeting.

         H. NOTICE OF MEETINGS. Notice of any special meeting of the Board of Directors shall be given (i) at least twenty-four (24) hours previous to such meeting by written notice, personally delivered; (ii) five (5) days previous to such meeting by written notice mailed to each Director at such Director's business address; or (iii) twenty-four (24) hours previous to such meeting by telegram or facsimile transceiver. If mailed, such notice shall be deemed to have been delivered when deposited in the United States Mails, so addressed, postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile transceiver, such notice shall be deemed to be delivered when the transmittal is completed. Any Director may waive notice of any meeting. Attendance at such meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         I.       WAIVER OF NOTICE.

                  1. WRITTEN. If any Director waives notice of a meeting by written instrument, signed by such Director, either before or after such meeting, the same shall be deemed the equivalent of notice.

                  2. ATTENDANCE. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, unless such attendance is for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called, noticed or convened.

         J.       QUORUM, ADJOURNED MEETINGS.

                  1. QUORUM. A majority of the Board of Directors in office shall constitute a quorum.

                  2. ADJOURNED MEETINGS. At any meeting of the Board of Directors where a quorum is not present. a majority of those present may adjourn, from time to time, until a quorum is present. When a meeting of the Board of Directors is adjourned to another time or place, notice of the adjourned meeting need not be given to the attending Directors at the meeting at which the adjournment is taken. At

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any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

         K.       BOARD DECISIONS.

                  1. NUMBER OF VOTES. At all meetings of the Board of Directors, each Director is entitled to one (1) vote per matter presented for vote, regardless of the number of shares of stock in THE MAJESTIC COMPANIES, LTD. such Director may bold.

                  2. POWER OF BOARD OF DIRECTORS. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

                  3. ASSENT; DISSENT. A Director of THE MAJESTIC COMPANIES, LTD., who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of such Director shall be entered in the minutes of the meeting or unless such Director files written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         L. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board of Directors or of such committee. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors of the committee. Such action by written consent shall have the same force and effect as the unanimous vote of the Board of Directors or committee.

         M. TELEPHONE MEETINGS. Meetings of the Board of Directors may be held through the use of a conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Each person participating in such meeting shall sign the minutes thereof, which minutes may be signed in counterparts.

         N. ABSENTEES' CONSENT TO MEETINGS. Transactions of any meeting of the Board of Directors or any committee thereof are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, all of the persons entitled to vote, not present in person (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been properly called, noticed or convened, or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), sign a written waiver of notice or consent to the holding of the meeting. or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         O.       POWERS AND DUTIES.

General Powers; Delegation. Except as otherwise provided in the Articles of Incorporation or the laws of the State of Nevada, the Board of Directors is vested with the complete and unrestrained authority to

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

manage the affairs of THE MAJESTIC COMPANIES, LTD. and is authorized to exercise for such purpose, as the general agent of the Corporation, its entire corporate authority in such manner as it sees fit. The Board of Directors may delegate any of its authority to manage, control or conduct the current business of the Corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the Corporation with such powers1 including the power to subdelegate, and upon such terms as may be deemed fit.

                  2. STATEMENT OF CONDITION OF CORPORATION. The Board of Directors, in its discretion, may present to the Shareholders at annual meetings of the Shareholders, and when called for by a majority vote of the Shareholders at a special meeting of the Shareholders, a full and clear statement of the condition of the Corporation, and shall, upon request, furnish each of the Shareholders with a true copy of such statement.

                  3. SHAREHOLDER RATIFICATION. The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the Shareholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present. The contract or act shall be valid and binding upon the Corporation and upon all the Shareholders thereof, if approved and ratified by the affirmative vote of a majority of the Shareholders at such meeting.

         P. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at meetings or a stated salary of Directors. No such payment shall preclude any Director from serving THE MAJESTIC COMPANIES, LTD. in any other capacity and receiving compensation therefor.


         Q. BOARD OFFICERS.

                  1. ELECTION. At its annual meeting, the Board of Directors shall elect, from among its members, a chairman to preside at meetings of the Board of Directors, and may also elect such other board officers for such term as the Board may, from time to time, determine advisable.

                  2. VACANCY. Any vacancy in any board office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the un-expired portion of the term of such office.

         R. ORDER OF BUSINESS. The order of business at any meeting of the Board of Directors shall be as follows:

                  1. Determination of the members present and the existence of quorum;

                  2. Reading and approval of the minutes of any previous meeting or meetings;

                  3.       Reports of officers;

                  4.       Reports of committees;

                  5.       Election of officers;

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

                  6.       Unfinished business;

                  7.       New business;

                  8.       Adjournment.

         S. EXECUTIVE COMMITTEE. The Board of Directors may, in its discretion, appoint from its membeiship an Executive Committee of two (2) or more Directors, each to serve at the pleasure of the Board of Directors.

                  1. AUTHORITY. The Executive Committee is authorized to take any action which the Board of Directors could take, except that the Executive Committee shall not have the power either to issue or authorize the issuance of shares of capital stock or to amend the Bylaws or make a resolution of the Board of Directors. Any authorized action taken by the Executive Committee shall be as effective as if it had been taken by the full Board of Directors.

                  2. REGULAR MEETINGS. Regular meetings of the Executive Committee may be held within or without the State of Nevada at such time and place as the Executive Committee may provide from time to time.

                  3. SPECIAL MEETINGS. Special meetings of the Executive Committee may be called by or at the request of the President or any member of the Executive Committee.


                                  ARTICLE III.

                                    OFFICERS

         A.       ELECTION.

                  1. TIME; OFFICES. The Board of Directors, at its first meeting following the annual meeting of Shareholders, shall elect a President, a Secretary and a Treasurer, to hold office for one (1) year next coming, and until their successors are elected and qualify. Any person may hold two or more offices.

                  2. OTHER OFFICES; DUTIES; COMPENSATION. The Board of Directors may, from time to time, appoint one or more vice-presidents, assistant secretaries, assistant treasurers and transfer agents of THE MAJESTIC COMPANIES, LTD. as it may deem advisable; prescribe their duties; and fix their compensation.

         B. REMOVAL; RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

         C. VACANCIES. Any vacancy in any office because of death, resignation, removal or otherwise

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

may be filled by the Board of Directors for the unexpired portion of the term of such office.


         D.       PRESIDENT

                  1. POWERS AND DUTIES. The President shall be the general manager and executive officer of THE MAJESTIC COMPANIES, LTD., subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other official of the Corporation. The President shall preside at all meetings of the Shareholders and shall sign the certificates of stock by the Corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

                  2. VOTE SUBSIDIARY STOCK. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of the Shareholders of any corporation in which the Corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the President to represent the Corporation for these purposes.

         E. VICE-PRESIDENT. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all the duties of the President whenever the President is absent or unable to act, including the signing of the certificates of stock issued by the Corporation; and the vice-president shall perform such other duties as shall be prescribed by the Board of Directors.

         F. SECRETARY. The Secretary shall keep the minutes of all meetings of the Shareholders and the Board of Directors and any committee thereof in books provided for that purpose. The Secretary shall attend to the giving and service of all notices of the Corporation, may sign with the President in the name of the Corporation all contracts authorized by the Board of Directors or appropriate committee, shall have the custody of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the Corporation, shall have charge of stock certificate books, transfer books arid stock ledgers and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the Secretary. All corporate books kept by the Secretary shall be open for examination by any Director at any reasonable time.

         G. ASSISTANT SECRETARY. The Board of Directors may appoint an assistant secretary who shall have such powers and perform such duties as may be prescribed by the Secretary of the Corporation or by the Board of Directors.

         H. TREASURER. The Treasurer shall be the chief financial officer of the Corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the Corporation. When necessary or proper, the Treasurer shall endorse on behalf of the Corporation for collection checks, notes and other obligations, and shall deposit all monies to the credit of the Corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the Corporation. Unless otherwise specified by the Board of Directors, the Treasurer shall sign with the President all bills of exchange and promissory notes of the Corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the Treasurer. The Treasurer shall enter regularly in the books of the Corporation, to be kept for that purpose, fill and accurate accounts of all monies received and paid on account of the Corporation and, whenever required by the Board of Directors, the Treasurer shall render a statement of any and all accounts. The Treasurer shall, at all reasonable times, exhibit the books of the account to any Directors of the Corporation and shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of Treasurer and for restoration to the Corporation of all books, records, papers, vouchers, money and other property belonging to the Corporation in the event of the Treasurer's death, resignation, retirement or removal from office. The expense of such bond shall be borne by the Corporation.

         I. ASSISTANT TREASURER. The Board of Directors may appoint an assistant treasurer who shall have such powers and perform such duties as may be prescribed by the Treasurer of the Corporation or by the Board of Directors; and the Board of Directors may require the assistant treasurer to give a bond to the Corporation in such sum and with such security as the Board may approve for the faithful performance of the duties of assistant treasurer and for restoration to the Corporation of all books, records, papers, vouchers, money and other property belonging to the Corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office. The expense of such bond shall be borne by the Corporation.




                                   ARTICLE IV.

                                  CAPITAL STOCK


         A. ISSUANCE. Shares of capital stock of THE MAJESTIC COMPANIES, LTD. shall be issued in such manner and at such times upon such conditions as shall and be prescribed by the Board of Directors.

         B. CERTIFICATES. Ownership of shares of capital stock in the Corporation shall be evidenced by certificates in such form as shall be prescribed by the Board of Directors, shall be under the seal of the Corporation and shall be signed by the President or the vice-president and also by the Secretary or an assistant Secretary. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions affecting the shares represented by the certificate, and a statement that the shares are not assessable. All certificates shall be consecutively numbered. The name and address of the Shareholder, the number of shares and the date of issue shall be entered on the stock transfer books of the Corporation.

         C. SURRENDER; LOST OR DESTROYED CERTIFICATES. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been canceled, except that, in the case of a lost, stolen, destroyed or mutilated certificate, a the replacement certificate may be issued. Any Shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen or mutilated shall, prior to the issuance of a replacement, provide the Corporation with such Shareholder's affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if requested by the Board of Directors, an indemnity bond in an amount and upon such terms as the Board of Directors shall require. In no case shall the bond be in an amount less than twice the current market value of the stock. Such bond shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

         D. REPLACEMENT CERTIFICATES. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, including without limitation, the merger or consolidation of the Corporation with another corporation or the reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a replacement certificate conforming to the rights of the holder, the Board of Directors may order any holder of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive dividends or exercise any other rights of Shareholders until the holder has complied with the order, provided that such order operates to suspend such rights only after notice and until compliance.

         E. TRANSFER OF SHARES. All transfers of shares of stock in the Corporation shall be made in such manner as may be provided in NRS Chapter 104; and no transfer of shares shall be valid as against the Corporation except on surrender and cancellation of the certificate, accompanied by a written assignment or transfer by the registered owner. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer on the books of the Corporation.

         F. TRANSFER AGENT. The Board of Directors may appoint one or more transfer agents and registrars of transfer and may require all certificates for shares of stock to bear the signature of a transfer agent and registrar of transfer so appointed. In the event a certificate is so countersigned by a transfer agent and registrar, then a facsimile of the signatures of the officers may be printed or lithographed upon such certificate in lieu of the actual signatures of such officers. The Corporation cannot act as the registrar of its own stock, but a transfer agent and the registrar may be identical if the institution so acting countersigns the certificates in both capacities.

         G. STOCK TRANSFER BOOKS. The stock transfer books shall be closed for a period of ten (10) days prior to all meetings of the Shareholders, for the payment of dividends as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of. Directors and, during such periods, no stock shall be transferable.

         H. RESOLUTIONS. The Board of Directors shall have the power and authority to make such rules and regulations, not inconsistent with these Bylaws, the Articles of Incorporation, and the laws of the State of Nevada, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.


                                   ARTICLE V.

                                    DIVIDENDS

         A. AUTHORITY TO DECLARE DIVIDENDS. Subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting or by the unanimous written consent in accordance with Article II of these Bylaws, and may be paid in cash, in property, or in shares of corporate stock. The Board of Directors may fix in advance a record date, as provided in Article I of these Bylaws, prior to the dividend payment, for the purpose of determining Shareholders entitled to receive payment of any dividend. The Board of Directors may close the stock transfer books for such purpose for a period not exceeding fifteen (15) days prior to the payment date of such dividend.

         B. ACCUMULATED EARNINGS. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of THE MAJESTIC COMPANIES, LTD. available for dividends, such sum or sums as the Directors may, from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose as the Board of Directors shall deem conducive to the interest of the Corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE VI.

              OFFICES; RECORDS; REPORTS; SEAL AND FINANCIAL MATTERS

         A. PRINCIPAL OFFICE. The initial principal office of THE MAJESTIC COMPANIES, LTD. in the State of Nevada shall be as set forth in the Articles of Incorporation or such other place as may be established by the Board of Directors.

         B. OTHER OFFICES. In addition to the principal office, other offices may be maintained at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of THE MAJESTIC COMPANIES, LTD. may be transacted and where meetings of the Shareholders and of the Directors may be held with the same effect as though done or held at the principal office.

         C. RECORDS. The Corporation shall keep and maintain at its principal office a certified copy of the Corporation's Articles of Incorporation and all amendments to the Corporation's Articles of Incorporation; a certified copy of the Corporation's Bylaws, including any amendments to Bylaws; the Corporate stock ledger, or a duplicate of the Corporate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are Shareholders, showing their places of residence, if known, and the number of shares held by each.

         D.       RIGHT TO INSPECT AND AUDIT FINANCIAL RECORDS.

                  1. SHAREHOLDERS; VOTING TRUSTS. Any Shareholder of record of THE MAJESTIC COMPANIES, LTD. who owns not less than fifteen percent (15%) of all of the issued and outstanding shares of stock of the Corporation or has been authorized in writing by the holders of at least fifteen percent (15%) of all the issued and outstanding shares, upon at least five (5) days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the Corporation, to make extracts therefrom, and to conduct an audit of such records. Holders of voting trust certificates representing fifteen percent (15%) of the issued and outstanding shares of the Corporation shall be regarded as Shareholders for the purpose of this Section.

                  2. AFFIDAVIT. Any Shareholder or other person authorized by this Section to inspect the accounting books and records and the minutes shall furnish to the Corporation such person's affidavit stating that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that such person has not, at any time, sold or offered for sale any list of shareholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of Shareholders for any such purpose.

         E.       RIGHT TO INSPECT STOCK LEDGER.

                  1. SHAREHOLDER. Upon five (5) days' written demand, the stock ledger or duplicate stock ledger shall be open to inspection by any Shareholder who has been a Shareholder of record for at least six (6) months or any person authorized in writing by the holders of at least five percent (5%) of all the issued and outstanding shares of the Corporation.

                  2. JUDGMENT CREDITOR. Any judgment creditor of the Corporation, without prior demand, shall have the right to inspect, in person or by agent or attorney, during normal business hours, the stock ledger or duplicate stock ledger, whether kept in the principal office of the Corporation in the State of Nevada or elsewhere.

                  3. AFFIDAVIT OF INSPECTOR. Any Shareholder or other person authorized by this Section to inspect the stock ledger or duplicate stock ledger shall furnish to the Corporation such person's affidavit stating that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that such person has not, at any time, sold or offered for sale any list of shareholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of Shareholders for any such purpose.

         F. CORPORATE SEAL. Tile Board of Directors may, by resolution, authorize a Corporate seal, which shall be ii) the form of a circle and shall bear the full name of the Corporation, the year of incorporation, and words identifying THE MAJESTIC COMPANIES, LTD. as a Nevada corporation. Such seal may be used by causing it, or a facsimile, to be impressed, affixed or reproduced or otherwise. Except when otherwise specifically provided in these Bylaws, any officer of the Corporation shall have the authority to affix the seal to any document requiring the same.

         G. FISCAL YEAR. The fiscal year of THE MAJESTIC COMPANIES, LTD. shall be such term as may be fixed by resolution of the Board of Directors.

         H. RESERVES. The Board of Directors may create, by resolution, out of the earned surplus of the Corporation, such reserves as the Board of Directors, from time to time, in its discretion, may deem proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors may deem beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         A. IN GENERAL. Subject to the laws of the State of Nevada, the Corporation shall indemnify any Director, officer, employee or agent of the Corporation, or any person serving in such capacity for any other entity or enterprise at the request of the Corporation, against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the Corporation.

         B. LACK OF GOOD FAITH; CRIMINAL CONDUCT. The Corporation shall not be required to indemnify any person unless such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, where there was no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order of settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of THE MAJESTIC COMPANIES, LTD., and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful. Moreover, the Corporation shall not indemnify any person adjudged to be liable for negligence or misconduct, ill the performance of a duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         C. SUCCESSFUL DEFENSE OF ACTIONS. The Corporation shall reimburse or otherwise indemnify any Director, officer, employee or agent against legal expenses (including attorneys fees) actually and reasonably incurred in connection with the defense of any action, suit or proceeding herein above referred to, to the extent such person is successful on the merits or otherwise.

         D. AUTHORIZATION. Indemnification shall be made by the Corporation only when authorized in the specific case and upon a determination that indemnification is proper by:

                  1.       The Shareholders;

                  2. Majority vote of a quorum of the Board of Directors consisting of Directors who are not parties to the action, suit or proceeding; or

                  3. Independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

         E. ADVANCING EXPENSES. Expenses incurred in defending any action, suit or proceeding may be paid by THE MAJESTIC COMPANIES, LTD. in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions.

         F. OTHER RIGHTS; CONTINUING INDEMNIFICATION. The indemnification provided by these Bylaws does not exclude any other rights to which the person seeking indemnification may be entitled under the law, shall continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         G. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation1 or who is or was serving at the request of the Corporation in any capacity against any liability asserted against such person.


                                  ARTICLE VIII.

                                     BYLAWS

         A. AMENDMENT. These Bylaws may only be altered, amended or repealed at a meeting of the Shareholders at which a quorum is present, by the affirmative vote of the holders of two-thirds (2/3) of the capital stock of the Corporation entitled to vote, or consent of Shareholders in accordance with Article I of these Bylaws.

         B. ADDITIONAL BYLAWS. Additional Bylaws not inconsistent with these Bylaws may be adopted by the Board of Directors at any meeting of the Board of Directors at which a quorum is present, by an affirmative vote of a majority of the Directors present, or by unanimous consent of the Board of Directors in accordance with Article II of these Bylaws. Any bylaws so adopted shall be presented to the Shareholders for ratification, alteration, amendment or repeal in accordance with the provisions of the preceding Section of these Bylaws.





                                   CERTIFICATE

The undersigned, being the duly elected Secretary of THE MAJESTIC COMPANIES, LTD., certify that the foregoing Bylaws were adopted by the Board of Directors of THE MAJESTIC COMPANIES, LTD., on January 4, 1999 and the same have not been revoked, amended, modified or rescinded and are in full force and effect.




                                                 /s/Alejandro V. Tovar
                                                 -------------------------------
                                                 Alejandro V. Tovar, Secretary